EXHIBIT 10.51

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of February 1, 2006, the Compensation Committee of Focus Enhancements Inc. (Focus) set the following base salaries (on an annual basis) for our named executive officers:

Brett Moyer President and Chief Executive Officer	$326,025

Michael Conway Senior Vice President of Strategy and Business Development	$171,250

Thomas Hamilton Executive Vice President and GM of Semiconductor Group	$185,000	*

Peter Mor Senior Vice President of Engineering and Operations	$210,000

Gary Williams Executive Vice President of Finance & CFO	$215,250

* Mr. Hamilton’s base salary was not adjusted. Mr. Hamilton’s salary is scheduled to be reviewed in July 2006.

Each of the named executive officers will be eligible to receive a discretionary bonus for 2006 between 25% and 50% of their base salary.

Like all employees of Focus, each of the named executive officers is also eligible to receive an allocation pursuant to Focus’ 401(k) Plan.

Each of the named executive officers is also eligible to participate in Focus’ Stock Incentive Plans.